UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 10, 2024

AMERIGUARD SECURITY SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-173039	99-0363866
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5470 W. Spruce Avenue, Suite 102

Fresno, CA 93722

(Address of principal executive offices)

(559) 271-5984

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On October 1, 2024, Ameriguard Security Services Inc. (“AGSS”) commenced its contract with the U.S. Department of Veterans Affairs (the “VA”) Loma Linda Healthcare System. This additional agreement with the VA appoints AmeriGuard as the primary provider of non-emergency medical transportation (“NEMT”) services in the Loma Linda area and the East Los Angeles Healthcare System. As of the date of this filing, this agreement constitutes a $3,000,000, 5-year contract with renewable options each year.

On October 1, 2024, AGSS commenced its contract extension with the VA Long Beach Healthcare System. This extended agreement with the VA appoints AGSS as the primary provider of non-emergency medical transportation for veterans in the greater VA Long Beach Healthcare System. As of the date of this filing, this agreement constitutes a $4,400,000, 4-month contract extension.

The information in this Item 8.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the AGSS’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this report in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 17, 2024

Ameriguard Security Services Inc.

/s/ Lawrence Garcia
By:	Lawrence Garcia
Title:	President

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